Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Resumes Manufacturing at Torrington Facility

DANBURY, CT – June 22, 2020 -- FuelCell Energy, Inc. (Nasdaq: FCEL) -- a global leader in fuel cell technology – with a purpose of utilizing its proprietary, state-of-the-art fuel cell platforms to enable a world empowered by clean energy – announced that it has resumed manufacturing at its Torrington, CT facility. The Company previously announced that it had temporarily suspended manufacturing activities on March 18, 2020 in light of the COVID-19 outbreak as a proactive and voluntary measure to secure the safety of the Company’s employees and the communities in which our employees live. All team members affected by the temporary shutdown have remained employed by the Company and have received full pay and benefits for the duration of the temporary shutdown.

By implementing work from home practices and continuing limited laboratory activity and fuel cell platform construction and operations services, the Company was able to continue its research and development work regarding the Company’s carbon capture solution under our joint development agreement with ExxonMobil Research and Engineering, the development of our advanced solid oxide electrolysis, hydrogen storage, and hydrogen power generation under our US Department of Energy cooperative agreements, construction of our project backlog, and routine fuel cell platform service and operations. During this time, progress was also made on construction of the 7.4 megawatt fuel cell project located on the U.S. Navy Submarine Base in Groton, CT, and on-site construction of the 1.4 megawatt fuel cell platform in San Bernardino, California commenced.

“FuelCell Energy prioritizes the health and well-being of our global team members, their families and their communities,” said Jason Few, President and CEO of FuelCell Energy. “We acted quickly, and took proactive steps with a safety-first attitude. We are prepared to reopen the Torrington facility and we have implemented the same safety-first approach to the reopening of our manufacturing operations. Extensive work has gone into preparing our facility, including implementation of spacing of shop floor activities to the extent possible, safety protocols, supply and access to personal protective equipment, and other critical social distancing and disinfecting protocols.”

Mr. Few continued, “We maintained an open dialogue with our global team during this unprecedented time, including hosting a weekly all-employee video call and providing video training concerning changes to operations related to the resumption of manufacturing activities.”

The Company has self-certified with the State of Connecticut Department of Economic and Community Development its commitment to compliance with all applicable sector guidelines.

FuelCell Energy Announcement	Page 2

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, changes by the U.S. Small Business Administration or other governmental authorities regarding the Coronavirus Aid, Relief, and Economic Security Act, the Payroll Protection Program or related administrative matters, and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to customers’ capital budgets and investment plans, impacts to the Company’s project schedules, impacts to the Company’s ability to service existing projects, and impacts on the demand for the Company’s products, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only a/s of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL) is a global leader in developing environmentally responsible distributed baseload power solutions through our proprietary fuel cell technology. We develop turn-key distributed power generation solutions and operate and provide comprehensive services for the life of the power plant. We are working to expand the proprietary technologies that we have developed over the past five decades into new products, markets and geographies. Our mission and purpose remains to utilize our proprietary, state-of-the- art fuel cell power plants to reduce the global environmental footprint of baseload power generation by providing environmentally responsible solutions for reliable electrical power, hot water, steam, chilling, hydrogen, microgrid applications, and carbon capture and, in so doing, drive demand for our products and services, thus realizing positive stockholder returns. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our systems answer the needs of diverse customers across several markets, including utility companies, municipalities, universities, hospitals, government entities and a variety of industrial and commercial enterprises. We provide solutions for various applications, including utility-scale distributed generation, on-site power generation and combined heat and power, with the differentiating ability to do so utilizing multiple sources of fuel including natural gas, Renewable Biogas (i.e., landfill gas, anaerobic digester gas), propane and various blends of such fuels. Our multi-fuel source capability is significantly enhanced by our proprietary gas-clean-up skid.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy

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